Exhibit 99

Chemed Reports Third-Quarter 2011 Results

Full-Year Guidance Increased

CINCINNATI--(BUSINESS WIRE)--October 25, 2011--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its third quarter ended September 30, 2011, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 6.5% to $341 million
  GAAP Diluted EPS increased 14.3% to $1.04
  Adjusted Diluted EPS increased 16.5% to $1.20

VITAS segment operating results:

  Net Patient Revenue of $253 million, an increase of 8.1%
  Average Daily Census (ADC) of 13,658, an increase of 6.2%
  Admissions of 14,879, an increase of 2.7%
  Net Income of $21.0 million, an increase of 5.9%
  Adjusted EBITDA of $37.8 million, an increase of 6.3%
  Adjusted EBITDA margin of 15.0%, a decrease of 25 basis points

Roto-Rooter segment operating results:

  Revenue of $88.5 million, an increase of 2.3%
  Unit-for-unit job count of 157,466, an increase of 0.5%
  Net Income of $8.0 million, an increase of 3.5%
  Adjusted EBITDA of $14.9 million, an increase of 8.7%
  Adjusted EBITDA margin of 16.9%, an increase of 100 basis points

VITAS

Net revenue for VITAS was $253 million in the third quarter of 2011, which is an increase of 8.1% over the prior-year period. Excluding the impact of Medicare Cap, revenue increased 7.9%. This revenue growth was the result of increased ADC of 6.2%, driven by an increase in admissions of 2.7%, combined with Medicare price increases of approximately 2.1%. This growth was partially offset by geographic and level of acuity mix shift of the patient base.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $201.00, which is 1.6% above the prior-year period. Routine home care reimbursement and high acuity care averaged $158.83 and $704.73, respectively, per patient per day in the third quarter of 2011. During the quarter, high acuity days of care were 7.7% of total days of care, 22 basis points lower than the prior-year quarter.

In the third quarter of 2011, VITAS reversed a Medicare Cap liability of $384,000. This compares to $117,000 of Medicare Cap liability recorded in the third quarter of 2010.

Of VITAS’ 33 unique Medicare provider numbers, 29 provider numbers have a Medicare Cap cushion of 10% or greater during the trailing twelve-month period. Three provider numbers have a Medicare Cap cushion of less than 10% and one small program has a $282,000 Medicare Cap liability. VITAS generated an aggregate Medicare Cap cushion of $211 million, or 24%, during the trailing twelve-month period.

The third quarter of 2011 gross margin, excluding the impact of Medicare Cap, was 22.2%, which is a decline of 87 basis points from the third quarter of 2010. This decline in margin is primarily the result of increased costs related to the 2011 mandated physician visit for recertification, expansion of our community liaison program, expansion of losses in start-up locations as well as increased costs associated with expansion of inpatient units.

Selling, general and administrative expense was $18.9 million in the third quarter of 2011, which is an increase of 3.1% when compared to the prior-year quarter. Adjusted EBITDA totaled $37.8 million in the quarter, an increase of 6.3% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 14.8% in the quarter which was 43 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $88.5 million for the third quarter of 2011, an increase of 2.3% over the prior-year quarter. This revenue growth was the result of a combination of selective price increases and favorable mix shift to higher value jobs, partially offset by a slight decline in aggregate job count.

Unit for unit job count in the third quarter of 2011 increased 0.5% when compared to the prior-year period. During the third quarter of 2011, total residential jobs decreased 0.6%, as residential plumbing jobs increased 3.8% and residential drain cleaning jobs decreased 3.0% when compared to the third quarter of 2010. Residential jobs represented 70% of total job count in the quarter. Total commercial jobs increased 3.0%, with commercial plumbing/excavation job count increasing 6.9% and commercial drain cleaning increasing 1.9% when compared to the prior-year quarter. The “All Other” residential and commercial job category, which represents less than 2% of aggregate job count, decreased 5.3%.

Roto-Rooter’s gross margin was 45.0% in the quarter, a 42 basis point increase when compared to the third quarter of 2010. Adjusted EBITDA in the third quarter of 2011 totaled $14.9 million, an increase of 8.7%, and the Adjusted EBITDA margin was 16.9% in the quarter, an increase of 100 basis points, when compared to the prior-year quarter.

Roto-Rooter continues to have periodic discussions with existing franchisees to acquire franchise territories. Management will be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. The timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $165 million at September 30, 2011. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed replaced its existing credit facility with a new Credit Agreement. Terms of this Credit Agreement consist of a five-year $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. This Credit Agreement provides Chemed with increased flexibility in terms of acquisitions, share repurchases, dividends and other corporate needs. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At September 30, 2011, this facility had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures for the first nine months of 2011 aggregated $23.5 million and compares to depreciation and amortization during the same period of $22.2 million.

The Company increased its quarterly dividend from $0.14 to $0.16 per share in the third quarter of 2011. In addition, the company has purchased $106.5 million, or 1,871,543 shares, of Chemed stock in the first nine months of 2011. As of September 30, 2011, $12.6 million is remaining under Chemed’s previously announced share repurchase program. Management will continually evaluate cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2011

VITAS expects to achieve full-year 2011 revenue growth, prior to Medicare Cap, of 7.5% to 8.0%. Admissions in 2011 are estimated to increase approximately 5.0% to 5.5% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.2% to 15.7%. Effective October 1, 2011, Medicare increased the average hospice reimbursement rates by approximately 2.5%. Consistent with prior years, our guidance assumes VITAS will incur an additional $1.25 million of estimated Medicare contractual billing limitations for the fourth quarter of 2011.

Roto-Rooter expects to achieve full-year 2011 revenue growth of 4.5% to 5.5%. The revenue estimate is a result of increased pricing of approximately 2% to 3%, a favorable mix shift to higher revenue jobs, with job count growth estimated at 0% to 1%. Adjusted EBITDA margin for 2011 is estimated in the range of 17.0% to 18.0%.

Based upon the above, management estimates 2011 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $4.75 to $4.85. This compares to Chemed’s 2010 adjusted earnings per diluted share of $4.17.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, October 26, 2011, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 510-0708 for U.S. and Canadian participants and (617) 597-5377 for international participants. The participant passcode is 59588119. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 46875269. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 13,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and

Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Service revenues and sales	$341,439	$320,451	$1,005,717	$944,259
Cost of services provided and goods sold	245,063	227,915	722,118	670,754
Selling, general and administrative expenses (aa)	47,618	48,200	153,696	146,694
Depreciation	6,313	6,385	18,959	18,048
Amortization	1,134	1,196	3,243	3,707
Total costs and expenses	300,128	283,696	898,016	839,203
Income from operations	41,311	36,755	107,701	105,056
Interest expense	(3,555)	(2,995)	(10,260)	(8,946)
Other income--net (bb)	(1,935)	222	881	418
Income before income taxes	35,821	33,982	98,322	96,528
Income taxes	(13,934)	(12,994)	(38,048)	(37,327)
Net income	$21,887	$20,988	$60,274	$59,201

Earnings Per Share
Net income	$1.06	$0.93	$2.88	$2.62
Average number of shares outstanding	20,674	22,597	20,934	22,604

Diluted Earnings Per Share
Net income	$1.04	$0.91	$2.82	$2.57
Average number of shares outstanding	21,055	22,996	21,400	23,006

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
SG&A expenses before long-term incentive
compensation and the impact of market gains
and losses of deferred compensation plans	$49,629	$47,957	$149,888	$144,547
Market value gains/(losses) on assets held
in deferred compensation trusts	(2,011)	243	796	348
Long-term incentive compensation	-	-	3,012	1,799
Total SG&A expenses	$47,618	$48,200	$153,696	$146,694

(bb)	Other income--net comprises (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Market value gains/(losses) on assets held
in deferred compensation trusts	$(2,011)	$243	$796	$348
Loss on disposal of property and equipment	(79)	(141)	(68)	(293)
Interest income	74	109	197	334
Other	81	11	(44)	29
Total other income--net	$(1,935)	$222	$881	$418

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	September 30,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$21,342	$137,457
Accounts receivable less allowances	112,721	105,686
Inventories	8,888	7,951
Current deferred income taxes	14,850	14,650
Prepaid income taxes	764	337
Prepaid expenses	10,031	9,925
Total current assets	168,596	276,006
Investments of deferred compensation plans held in trust	31,339	26,022
Properties and equipment, at cost less accumulated depreciation	83,484	78,982
Identifiable intangible assets less accumulated amortization	55,983	56,097
Goodwill	460,747	450,095
Other assets	14,907	11,190
Total Assets	$815,056	$898,392

Liabilities
Current liabilities
Accounts payable	$59,186	$52,552
Income taxes	8,267	4,575
Accrued insurance	35,655	34,320
Accrued compensation	40,376	45,183
Other current liabilities	17,308	15,637
Total current liabilities	160,792	152,267
Deferred income taxes	23,262	23,045
Long-term debt	164,841	157,392
Deferred compensation liabilities	30,267	25,508
Other liabilities	9,559	6,624
Total Liabilities	388,721	364,836

Stockholders' Equity
Capital stock	30,913	30,207
Paid-in capital	394,822	354,473
Retained earnings	524,197	453,886
Treasury stock, at cost	(525,555)	(306,977)
Deferred compensation payable in Company stock	1,958	1,967
Total Stockholders' Equity	426,335	533,556
Total Liabilities and Stockholders' Equity	$815,056	$898,392

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows from Operating Activities
Net income	$60,274	$59,201
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	22,202	21,755
Stock option expense	6,903	6,365
Provision for uncollectible accounts receivable	6,640	7,248
Amortization of discount on convertible notes	5,633	5,265
Noncash long-term incentive compensation	2,595	1,580
Provision for deferred income taxes	(1,608)	(3,886)
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Increase in accounts receivable	(5,991)	(59,528)
Increase in inventories	(1,160)	(408)
Decrease in prepaid expenses	254	463
Increase in accounts payable and
other current liabilities	2,654	12,479
Increase in income taxes	12,253	6,729
Increase in other assets	(3,811)	(2,180)
Increase in other liabilities	3,567	3,960
Excess tax benefit on share-based compensation	(3,368)	(1,823)
Other sources	899	770
Net cash provided by operating activities	107,936	57,990
Cash Flows from Investing Activities
Capital expenditures	(23,459)	(19,107)
Business combinations, net of cash acquired	(3,689)	(30)
Other uses	(829)	(448)
Net cash used by investing activities	(27,977)	(19,585)
Cash Flows from Financing Activities
Purchases of treasury stock	(110,288)	(10,175)
Dividends paid	(9,393)	(8,682)
Proceeds from issuance of capital stock	7,979	3,632
Excess tax benefit on share-based compensation	3,368	1,823
Debt issuances costs	(2,723)	-
Increase/(decrease) in cash overdrafts payable	2,297	(184)
Other sources	226	222
Net cash used by financing activities	(108,534)	(13,364)
Increase/(Decrease) in Cash and Cash Equivalents	(28,575)	25,041
Cash and cash equivalents at beginning of year	49,917	112,416
Cash and cash equivalents at end of period	$21,342	$137,457

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$252,944	$88,495	$-	$341,439
Cost of services provided and goods sold	196,407	48,656	-	245,063
Selling, general and administrative expenses (a)	18,945	25,057	3,616	47,618
Depreciation	4,123	2,058	132	6,313
Amortization	510	156	468	1,134
Total costs and expenses	219,985	75,927	4,216	300,128
Income/(loss) from operations	32,959	12,568	(4,216)	41,311
Interest expense (a)	(62)	(132)	(3,361)	(3,555)
Intercompany interest income/(expense)	834	451	(1,285)	-
Other income/(expense)—net	62	(7)	(1,990)	(1,935)
Income/(loss) before income taxes	33,793	12,880	(10,852)	35,821
Income taxes (a)	(12,823)	(4,864)	3,753	(13,934)
Net income/(loss)	$20,970	$8,016	$(7,099)	$21,887

2010
Service revenues and sales	$233,964	$86,487	$-	$320,451
Cost of services provided and goods sold	179,997	47,918	-	227,915
Selling, general and administrative expenses (b)	18,370	24,573	5,257	48,200
Depreciation	4,321	1,925	139	6,385
Amortization	694	133	369	1,196
Total costs and expenses	203,382	74,549	5,765	283,696
Income/(loss) from operations	30,582	11,938	(5,765)	36,755
Interest expense (b)	(48)	(55)	(2,892)	(2,995)
Intercompany interest income/(expense)	1,139	651	(1,790)	-
Other income/(expense)—net	(92)	11	303	222
Income/(loss) before income taxes	31,581	12,545	(10,144)	33,982
Income taxes (b)	(11,778)	(4,798)	3,582	(12,994)
Net income/(loss)	$19,803	$7,747	$(6,562)	$20,988

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$731,712	$274,005	$-	$1,005,717
Cost of services provided and goods sold	570,648	151,470	-	722,118
Selling, general and administrative expenses (a)	57,392	76,181	20,123	153,696
Depreciation	12,489	6,067	403	18,959
Amortization	1,513	443	1,287	3,243
Total costs and expenses	642,042	234,161	21,813	898,016
Income/(loss) from operations	89,670	39,844	(21,813)	107,701
Interest expense (a)	(172)	(274)	(9,814)	(10,260)
Intercompany interest income/(expense)	3,263	1,742	(5,005)	-
Other income/(expense)—net	3	(2)	880	881
Income/(loss) before income taxes	92,764	41,310	(35,752)	98,322
Income taxes (a)	(35,080)	(15,692)	12,724	(38,048)
Net income/(loss)	$57,684	$25,618	$(23,028)	$60,274

2010
Service revenues and sales	$683,542	$260,717	$-	$944,259
Cost of services provided and goods sold	527,347	143,407	-	670,754
Selling, general and administrative expenses (b)	54,920	73,523	18,251	146,694
Depreciation	11,909	5,826	313	18,048
Amortization	2,253	388	1,066	3,707
Total costs and expenses	596,429	223,144	19,630	839,203
Income/(loss) from operations	87,113	37,573	(19,630)	105,056
Interest expense (b)	(127)	(187)	(8,632)	(8,946)
Intercompany interest income/(expense)	3,778	2,126	(5,904)	-
Other income/(expense)—net	(85)	35	468	418
Income/(loss) before income taxes	90,679	39,547	(33,698)	96,528
Income taxes (b)	(34,156)	(15,127)	11,956	(37,327)
Net income/(loss)	$56,523	$24,420	$(21,742)	$59,201

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$20,970	$8,016	$(7,099)	$21,887
Add/(deduct):
Interest expense	62	132	3,361	3,555
Income taxes	12,823	4,864	(3,753)	13,934
Depreciation	4,123	2,058	132	6,313
Amortization	510	156	468	1,134
EBITDA	38,488	15,226	(6,891)	46,823
Add/(deduct):
Intercompany interest expense/(income)	(834)	(451)	1,285	-
Interest income	(43)	(12)	(19)	(74)
Legal expenses of OIG investigation	212	-	-	212
Acquisition expenses	2	-	-	2
Expenses of class action litigation	-	770	-	770
Advertising cost adjustment (c)	-	(585)	-	(585)
Stock option expense	-	-	2,408	2,408
Adjusted EBITDA	$37,825	$14,948	$(3,217)	$49,556

2010
Net income/(loss)	$19,803	$7,747	$(6,562)	$20,988
Add/(deduct):
Interest expense	48	55	2,892	2,995
Income taxes	11,778	4,798	(3,582)	12,994
Depreciation	4,321	1,925	139	6,385
Amortization	694	133	369	1,196
EBITDA	36,644	14,658	(6,744)	44,558
Add/(deduct):
Intercompany interest expense/(income)	(1,139)	(651)	1,790	-
Interest income	(37)	(10)	(62)	(109)
Legal expenses of OIG investigation	112	-	-	112
Expenses of class action litigation	-	322	-	322
Advertising cost adjustment (c)	-	(571)	-	(571)
Stock option expense	-	-	1,968	1,968
Adjusted EBITDA	$35,580	$13,748	$(3,048)	$46,280

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$57,684	$25,618	$(23,028)	$60,274
Add/(deduct):
Interest expense	172	274	9,814	10,260
Income taxes	35,080	15,692	(12,724)	38,048
Depreciation	12,489	6,067	403	18,959
Amortization	1,513	443	1,287	3,243
EBITDA	106,938	48,094	(24,248)	130,784
Add/(deduct):
Intercompany interest expense/(income)	(3,263)	(1,742)	5,005	-
Interest income	(86)	(28)	(83)	(197)
Legal expenses of OIG investigation	1,209	-	-	1,209
Acquisition expenses	117	(6)	-	111
Expenses of class action litigation	-	1,451	-	1,451
Advertising cost adjustment (c)	-	(1,442)	-	(1,442)
Stock option expense	-	-	6,903	6,903
Long-term incentive compensation	-	-	3,012	3,012
Adjusted EBITDA	$104,915	$46,327	$(9,411)	$141,831

2010
Net income/(loss)	$56,523	$24,420	$(21,742)	$59,201
Add/(deduct):
Interest expense	127	187	8,632	8,946
Income taxes	34,156	15,127	(11,956)	37,327
Depreciation	11,909	5,826	313	18,048
Amortization	2,253	388	1,066	3,707
EBITDA	104,968	45,948	(23,687)	127,229
Add/(deduct):
Intercompany interest expense/(income)	(3,778)	(2,126)	5,904	-
Interest income	(172)	(37)	(125)	(334)
Legal expenses of OIG investigation	390	-	-	390
Expenses of class action litigation	-	427	-	427
Advertising cost adjustment (c)	-	(1,639)	-	(1,639)
Stock option expense	-	-	6,365	6,365
Long-term incentive compensation	-	-	1,799	1,799
Adjusted EBITDA	$101,408	$42,573	$(9,744)	$134,237

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income as reported	$21,887	$20,988	$60,274	$59,201

Add/(deduct) impact of:
After-tax stock option expense	1,523	1,244	4,366	4,026
After-tax additional interest expense resulting from the change in
accounting for the conversion feature of the convertible notes	1,177	1,088	3,464	3,203
After-tax cost of legal expenses of OIG investigation	131	69	749	242
After-tax cost of expenses of class action litigation	467	194	881	257
After-tax cost of acquisition expenses	2	-	69	-
After-tax long-term incentive compensation	-	-	1,880	1,124

Adjusted net income	$25,187	$23,583	$71,683	$68,053

Earnings Per Share As Reported
Net income	$1.06	$0.93	$2.88	$2.62
Average number of shares outstanding	20,674	22,597	20,934	22,604
Diluted Earnings Per Share As Reported
Net income	$1.04	$0.91	$2.82	$2.57
Average number of shares outstanding	21,055	22,996	21,400	23,006

Adjusted Earnings Per Share
Net income	$1.22	$1.04	$3.42	$3.01
Average number of shares outstanding	20,674	22,597	20,934	22,604
Adjusted Diluted Earnings Per Share
Net income	$1.20	$1.03	$3.35	$2.96
Average number of shares outstanding	21,055	22,996	21,400	23,006

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING STATISTICS	2011	2010	2011	2010
Net revenue ($000) (d)
Homecare	$184,155	$169,306	$529,874	$490,044
Inpatient	28,292	25,963	82,861	78,244
Continuous care	40,113	38,812	117,950	113,588
Total before Medicare cap allowance	$252,560	$234,081	$730,685	$681,876
Medicare cap allowance	384	(117)	1,027	1,666
Total	$252,944	$233,964	$731,712	$683,542
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.9%	72.3%	72.5%	71.8%
Inpatient	11.2	11.1	11.3	11.5
Continuous care	15.9	16.6	16.2	16.7
Total before Medicare cap allowance	100.0	100.0	100.0	100.0
Medicare cap allowance	0.2	(0.1)	0.1	0.2
Total	100.2%	99.9%	100.1%	100.2%
Average daily census ("ADC") (days)
Homecare	9,485	8,586	9,185	8,350
Nursing home	3,118	3,250	3,062	3,212
Routine homecare	12,603	11,836	12,247	11,562
Inpatient	456	425	451	433
Continuous care	599	596	601	595
Total	13,658	12,857	13,299	12,590

Total Admissions	14,879	14,483	45,971	43,750
Total Discharges	14,682	14,076	45,104	42,767
Average length of stay (days)	80.1	78.2	78.7	77.1
Median length of stay (days)	15.0	15.0	14.0	14.0
ADC by major diagnosis
Neurological	34.3%	33.4%	34.4%	33.2%
Cancer	17.5	18.5	17.7	18.4
Cardio	11.3	11.9	11.6	11.9
Respiratory	6.6	6.5	6.8	6.6
Other	30.3	29.7	29.5	29.9
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.0%	18.4%	19.3%	18.6%
Cancer	34.7	35.8	33.1	34.6
Cardio	10.4	11.1	10.9	11.3
Respiratory	7.8	7.5	8.5	8.1
Other	28.1	27.2	28.2	27.4
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.4%	52.7%	52.0%	52.2%
Inpatient	12.4	12.3	12.9	13.3
Continuous care	20.7	21.1	20.5	21.0
Homecare margin drivers (dollars per patient day)
Labor costs	$53.13	$51.97	$53.88	$52.79
Drug costs	8.26	7.89	8.14	7.78
Home medical equipment	6.64	6.54	6.65	6.71
Medical supplies	2.81	2.66	2.80	2.53
Inpatient margin drivers (dollars per patient day)
Labor costs	$312.72	$304.42	$310.25	$297.63
Continuous care margin drivers (dollars per patient day)
Labor costs	$555.63	$536.83	$550.09	$531.14
Bad debt expense as a percent of revenues	0.8%	0.9%	0.7%	0.9%
Accounts receivable --
Days of revenue outstanding - excluding unapplied Medicare payments	38.9	39.7	n.a.	n.a.
Days of revenue outstanding - including unapplied Medicare payments	34.6	34.9	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(unaudited)

(a)	Included in the results of operations 2011 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended September 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(212)	$-	$-	$(212)
	Acquisition expenses	(2)	-	-	(2)
	Expenses of class action litigation	-	(770)	-	(770)
	Stock option expense	-	-	(2,408)	(2,408)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,861)	(1,861)
	Pretax impact on earnings	(214)	(770)	(4,269)	(5,253)
	Income tax benefit on the above	81	303	1,569	1,953
	After-tax impact on earnings	$(133)	$(467)	$(2,700)	$(3,300)

		Nine Months Ended September 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(1,209)	$-	$-	$(1,209)
	Acquisition expenses	(117)	6	-	(111)
	Expenses of class action litigation	-	(1,451)	-	(1,451)
	Stock option expense	-	-	(6,903)	(6,903)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(5,476)	(5,476)
	Pretax impact on earnings	(1,326)	(1,445)	(15,391)	(18,162)
	Income tax benefit on the above	504	568	5,681	6,753
	After-tax impact on earnings	$(822)	$(877)	$(9,710)	$(11,409)

(b)	Included in the results of operations 2010 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended September 30, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(112)	$-	$-	$(112)
	Expenses of class action litigation	-	(322)	-	(322)
	Stock option expense	-	-	(1,968)	(1,968)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,721)	(1,721)
	Pretax impact on earnings	(112)	(322)	(3,689)	(4,123)
	Income tax benefit on the above	43	128	1,357	1,528
	After-tax impact on earnings	$(69)	$(194)	$(2,332)	$(2,595)

		Nine Months Ended September 30, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(390)	$-	$-	$(390)
	Expenses of class action litigation	-	(427)	-	(427)
	Stock option expense	-	-	(6,365)	(6,365)
	Long-term incentive compensation	-	-	(1,799)	(1,799)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(5,064)	(5,064)
	Pretax impact on earnings	(390)	(427)	(13,228)	(14,045)
	Income tax benefit on the above	148	170	4,875	5,193
	After-tax impact on earnings	$(242)	$(257)	$(8,353)	$(8,852)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the third quarters of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $5,239,000 and $5,579,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the third quarters of 2011 and 2010 would total $5,824,000 and $6,150,000, respectively.

Similarly, for the first nine months of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $16,461,000 and $16,815,00, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first nine months of 2011 and 2010 would total $17,903,000 and $18,454,000, respectively.

(d)

VITAS has 7 large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 28 small (less than 200 ADC) hospice programs. For the current cap year there is one program with a small cap liability and three programs with Medicare cap cushion of less than 10%.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901